UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 18, 2017
Date of Report (Date of earliest event reported)

Stealth Air Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-55794	81-1378730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

222 Grand Ave. Brookhaven Airport, Shirley, NY	11967
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 619-924-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 18, 2017, Stealth Air Corp. (the “Company”) issued two unsecured Convertible Promissory Notes (the “Notes”) to existing shareholders in consideration for loans made to the Company in the aggregate of $128,068.11. The first Note has a principal amount $85,000.00 and the second Note has a principal amount of $43,068.11. The Notes do not accrue interest but are convertible into shares of the Company’s common stock at any time at the rate of $1.50 per share. The Notes also each contain a blocker so that its holder may not convert if conversion would cause the holder to exceed 4.9% of the Company’s issued and outstanding shares, which limit the holder may increase to 9.9% with 61 days’ advance notice to the Company. The Notes mature two years from their issuance. The Company may prepay the Notes without premium or penalty.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 is incorporated herein by reference with regards to the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Craig Redding Promissory Note

99.2	Gary Redding Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stealth Air Corp.

Date: August 18, 2017	By:	/s/ Ezra Green
Ezra Green, CEO

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